Exhibit 4.6
                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         This Third Amendment to Loan and Security Agreement ("Third Amendment") is made effective the 21st day of October, 2002, by and among SOVEREIGN BANK (the "Bank"), a federally-chartered, SAIF-insured savings institution with offices at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; J. M. AHLE CO., INC. (f/k/a Moro Acquisition Corp.), a Delaware corporation ("J.M. Ahle Co."); DAVID W. and JACQUELINE J. MENARD ("Menards," together with J.M. Ahle Co. sometimes hereinafter referred to as "Borrowers"), with offices at 111 Presidential Boulevard, Suite 240, Bala Cynwyd, Pennsylvania 19004; and MORO CORPORATION, a Delaware corporation ("Guarantor").

                                   BACKGROUND

         A. Borrowers and the Bank entered into a Loan and Security Agreement dated March 31, 2000, as amended (the "Agreement").

         B. Borrowers have requested the Bank to change the interest rate on the Term Loan and the Acquisition Term Loan and the Bank has agreed to change the interest rate on the Term Loan and the Acquisition Term Loan, all as more particularly set forth in this Third Amendment.

         C. The Bank and Borrowers desire to enter into this Third Amendment to change the interest rate on the Term Loan and Acquisition Term Loan pursuant to the terms hereof.

         D. The Agreement shall remain in full force and effect, without modification or amendment, except as specifically set forth below. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the aforementioned Background which is incorporated herein by reference, and in consideration of the terms and conditions set forth herein, agree as follows:

         1. Confirmation of Existing Loans. Borrowers hereby ratify, confirm and acknowledge that the statements contained in the foregoing Background are true, accurate and correct and that the Loan Documents, as that term is defined in the Agreement, are valid, binding and in full force and effect as of the date hereof. Borrowers further acknowledge, confirm, represent and warrant that they have no defenses, set-offs, counterclaims, or challenges to or against the payment of any sums owing under the Loan Documents, or to the enforceability or validity of the terms thereof. Borrowers further acknowledge, confirm, represent and warrant that they have no claims, suits or causes of action against the Bank and hereby remise, release and forever discharge the Bank, its officers, directors, shareholders, representatives and their successors and assigns, and any of them, from any claims, causes of action, suits, or demands whatsoever in law and equity, which they have or may have from the beginning of the world to the date of this Third Amendment. Neither this Third Amendment nor any of the documents executed in connection herewith, is in any way intended to constitute a novation of or to the Loan Documents.

         2. Confirmation of Indebtedness. Borrowers confirm and acknowledge that the outstanding principal balance of the indebtedness as evidenced by the Loan Documents was One Million One Hundred Seventy-Three Thousand Six Hundred Ninety-One and 76/100 Dollars ($1,173,691.76) as of August 30, 2002.

         3. All references in the Agreement and/or any of the Loan Documents to "the Agreement" or "this Agreement" shall be understood to refer to the Loan and Security Agreement, as amended by this Third Amendment, and as the same may hereafter be amended from time to time. All terms not defined herein shall have the meanings given to them in the Agreement.

         4. Section 2.4 (b) of the Agreement is hereby amended to read in its entirety as follows:

                  (b) bearing interest on the unpaid principal amount at an annual rate equal to the Prime Rate plus one-half percent (.50%);

         5. Section 2.6 (b) of the Agreement is hereby amended to read in its entirety as follows:

                  (b) bearing interest on the unpaid principal amount at an annual rate equal to the Prime Rate plus one-half percent (.50%);

         6. Representations and Warranties. Borrowers hereby represent and warrant that, as of the date hereof:

                  (a) Borrowers have the authority and have taken all action necessary to enter into this Third Amendment;

                  (b) The representations and warranties of Borrowers set forth in Article 4 of the Agreement are true and correct as of the date of this Third Amendment as if made on the date hereof; and

                  (c) As of the date of this Third Amendment there does not exist any Event of Default under the Agreement nor does there exist any event which with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

         7. Certificate(s) of Insurance. Certificate(s) of insurance evidencing that Borrowers are in compliance with Section 6.10 of the Agreement as of the date hereof shall be presented to the Bank prior to or concurrently with the signing of this Third Amendment.

         8. Expenses. Borrowers agrees to reimburse the Bank for its out-of-pocket expenses, including but not limited to attorney's fees and other costs of preparation and filing concerning this Third Amendment and other documents as required by law or deemed necessary by Bank, including, but not limited to, the cost of all lien searches deemed necessary by the Bank. Such costs and expenses shall be paid simultaneously with the execution of this Third Amendment and all such expenses hereafter incurred shall be paid within fifteen
(15) days after notice by the Bank.

         9. Additional Events of Default. Without limiting the generality of the terms and conditions of the Agreement or this Third Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

                  (a) The failure of either Borrower to duly perform or observe any obligation, covenant or agreement set forth in this Third Amendment;

                  (b) Any representation or warranty of either Borrower set forth herein is discovered to be materially untrue as of the date of this Third Amendment, or any statement, certificate or data furnished by Borrowers to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

         10. Inconsistencies and Integration. All of the terms, conditions and covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected or unaltered by the terms of this Third Amendment. To the extent there is any inconsistency with the terms of this Third Amendment and any of the other Loan Documents, the terms of this Third Amendment shall control.

         11. Miscellaneous.

                  (a) Further Assurances. From time to time Borrowers shall execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably request to carry out the intent of this Third Amendment.

                  (b) Governing Law. This Third Amendment, and the rights and obligations of the parties under this Third Amendment, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws, but not the law of conflicts of law, of the Commonwealth of Pennsylvania.

                  (c) Binding Effect and Assignment. This Third Amendment shall inure to the benefit of, and shall be binding upon, the respective successors, heirs and assigns of the parties hereto. Neither Borrower shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Bank.

                  (d) Severability. If any provision of this Third Amendment shall be invalid under applicable laws, such invalidity shall not affect any other provision of this Third Amendment that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

                  (e) Counterparts and Headings. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Section headings contained herein are for convenience of reference only and shall in no way affect or be used to construe or interpret this Third Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Loan and Security Agreement as of the day and year first above written.

                              BORROWERS:
                              J. M. AHLE CO. INC. (f/k/a Moro
                              Acquisition Corp.)

                              By: /s/  David W. Menard
                                 -------------------------------------------
                                       David W. Menard, President



                                  /s/  David W. Menard
                              ----------------------------------------------
                              David W. Menard, individually, on a joint and several basis with Jacqueline J. Menard



                                  /s/  Jacqueline J. Menard
                              ----------------------------------------------
                              Jacqueline J. Menard, individually, on a
                              joint and several basis with David W. Menard

                              SOVEREIGN BANK

                              By: /s/  Michael J. Hassett
                                 -------------------------------------------
                                       Michael J. Hassett, Vice President

         The undersigned, Moro Corporation, surety to the Bank with respect to all obligations of Borrowers to the Bank, has read the above Third Amendment to Loan and Security Agreement, understands the terms and conditions thereof and the effect of said Third Amendment on Borrowers and on itself as surety to the Bank. The undersigned hereby consents to the execution and delivery of the foregoing Third Amendment to Loan and Security Agreement by Borrowers to the Bank and further agrees that its guaranty and suretyship of all obligations of Borrowers to the Bank shall remain in full force and effect undiminished by the foregoing Third Amendment to Loan and Security Agreement.

         The undersigned further acknowledges, agrees, confirms and certifies that the Surety Agreement to which it is a party remains in full force and effect, enforceable in accordance with its terms and that it has no defenses, set-offs or counterclaims to the Bank's full enforcement of the terms of said agreement.

                              MORO CORPORATION


                              By: /s/  David W. Menard
                                 -------------------------------------------
                                       David W. Menard, President